Exhibit 10.6

AMENDMENT NO. 1 TO THE 2019 EQUITY INCENTIVE PLAN

This AMENDMENT NO. 1 TO THE 2019 EQUITY INCENTIVE PLAN (this “Amendment”) is approved and adopted by the Compensation Committee (the “Committee”) of the Board of Directors of Progyny, Inc., a Delaware corporation (the “Company”), as of December 17, 2020 (the “Effective Date”).

WHEREAS:

(A)       The Company grants Awards to Participants under the Company’s 2019 Equity Incentive Plan (the “Plan”; capitalized terms used herein without definition have the meanings specified in the Plan), which Plan governs the terms of such grants.

(B)       The Committee considers it to be in the best interest of the Company to amend the Plan to provide for the acceleration of vesting of an Award (unless the vesting is contingent on the attainment of a performance condition) in the event of the termination of the applicable Participant’s Continuous Service as a result of the death of such Participant;.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.         AMENDMENT TO THE PLAN

Options and Stock Appreciation Rights: Section 4(f) of the Plan is hereby amended by inserting the following at the end thereof: “Effective December 17, 2020, the vesting of an Option or a SAR held by a Participant shall accelerate in full in the event that such Participant’s Continuous Service ends as a result of such Participant’s death (unless the vesting is contingent on the attainment of a performance condition).”.

Awards Other than Options and Stock Appreciation Rights.  Section 5(a)(iii) of the Plan is hereby amended by inserting the following at the end thereof: “Effective December 17, 2020, the vesting of a Restricted Stock Award or RSU Award ((unless the vesting is contingent on the attainment of a performance condition) granted to a Participant shall accelerate in full in the event that a Participant’s Continuous Service ends as a result of such Participant’s death.”.

2.         MISCELLANEOUS

2.1       Effectiveness. The amendment pursuant to this Amendment shall become effective as of the Effective Date.

2.2       Relationship to and Effect on the Plan.

(a)       Except as expressly amended hereby, in all other respects, the terms and conditions of the Plan shall remain in full force and effect and are hereby ratified and confirmed.

(b)       This Amendment is supplemental to, and shall be read as one with, the Plan.  This Amendment may not be amended, changed or modified except in writing the Committee.

2.3       Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.